Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes—Oxley Act of 2002)

In connection with the filing by TravelCenters of America LLC (the “Company”) of the Annual Report on Form 10-K for the period ending December 31, 2008 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2009	/s/ THOMAS M. O’BRIEN
Thomas M. O’Brien
President and Chief Executive Officer

/s/ ANDREW J. REBHOLZ
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer